[SELLERS & ASSOCIATES P.C
3785 HARRISON BOULEVARD, SUITE 101
OGDEN, UTAH 84403
(801) 621-8128
FAX (801) 627-1639]




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

June 8, 2000



Staruni Corporation
Salt Lake City, Utah

We do hereby consent to the use of our audit report as of and for the year ended September 30, 1999 dated November 29, 1999 and our review report as of and for the six months ended March 31, 2000 dated May 10, 2000 in the two Form S-8 Registration Statements of Staruni Corporation.

/s/   Sellers & Associates, P.C.
--------------------------------
Sellers & Associates, P.C.


By: /s/ Richard E. Sellers, CPA
    ---------------------------
Richard E. Sellers, CPA







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